      As filed with the Securities and Exchange Commission on June 27, 2000

File No. 2-67531


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933


__________________________

National Grid USA
(f/k/a "New England Electric System")
(Exact name of registrant as specified in its charter)


     Massachusetts          04-1663060
     (State or other jurisdiction          (I.R.S. Employer
     of incorporation or organization)          Identification No.)



Yankee Atomic Electric Company Thrift Plan
(Full title of the plan)
_________________________


25 Research Drive
Westborough, Massachusetts 01582
(Address of principal executive offices, including zip code)
_________________________

Peter J. Dill
Corporation Counsel and Secretary to the Benefits Committee
National Grid USA (f/k/a "New England Electric System")
25 Research Drive
Westborough, Massachusetts  01582
(508) 389-2000
_________________________
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, the Registrant hereby withdraws from registration under this Registration Statement any and all shares of Common Stock and plan interests originally registered hereunder which have not been issued. No further offering of such securities or interests will be made unless pursuant to an exemption from the registration requirements under the Act.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts.

          NATIONAL GRID USA
          f/k/a NEW ENGLAND ELECTRIC SYSTEM

             s/ John H. Dickson
          By:
              Name: John H. Dickson
              Title:  President, AllEnergy


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 4 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts.

          YANKEE ATOMIC ELECTRIC THRIFT PLAN

             s/ Colin J. Campbell
          By:
               Name:  Colin J. Campbell
               Title: Benefit Committee Secretary

             s/ Peter J. Dill
          By:
               Name:  Peter J. Dill
               Title: Counsel and Secretary to
                       National Grid USA Benefits
                       Committee

Dated: June 27, 2000